Exhibit 23

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Madison Gas and Electric Company on Form S-3 (File Nos. 33-24115, 33-52491, 33-64361, and 333-59607) of our report dated February 8, 1999, on our audits of the consolidated financial statements of Madison Gas and Electric
Company as of December 31, 1998 and 1997, and for the years ended
December 31, 1998, 1997, and 1996, which report is included in this annual report on Form 10-K.

Philadelphia, Pennsylvania            /s/ PricewaterhouseCoopers LLP
March 30, 1999